UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2007

AMERICAN LEISURE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-48312	75-2877111
(State or other jurisdiction File Number)	(Commission Identification No.)	(IRS Employer of incorporation)

2460 Sand Lake Road, Orlando, FL, 32809
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code (407) 251-2240

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amendments to April 2007 Kennedy Funding

On April 20, 2007, certain of American Leisure Holdings, Inc.’s (“our,” “we,” “us” and the “Company’s”) wholly owned subsidiaries which are engaged in the construction and development of the Sonesta Resort, including Costa Blanca Real Estate II, LLC, Costa Blanca III Real Estate, LLC, TDS Town Homes (Phase 1), LLC, and TDS Town Homes (Phase 2), LLC (the “Borrowers”), entered into a Loan and Security Agreement with Kennedy Funding, Inc. as agent for certain lenders (collectively “Kennedy” and the “Loan Agreement”). Pursuant to the Loan Agreement, Kennedy agreed to make a loan to the Borrowers of up to $24,900,000, evidenced by a Promissory Note (the “Kennedy Note”). The outstanding balance of the Kennedy Note was secured by a security interest granted to Kennedy by the Borrowers in substantially all of their personal property and assets.

On June 26, 2007, Kennedy and the Borrowers entered into a First Amendment to Loan and Security Agreement and Other Loan Documents (the “First Amendment to Loan”) in connection with the Loan Agreement, whereby the parties agreed to add as an event of default under the Loan Agreement, a default under the Second Kennedy Note (as defined below); agreed that the amount secured by the Kennedy Note would be cross collateralized with the Second Kennedy Note, and that any default under the Second Kennedy Note of the Second Kennedy Agreements (as defined below), would constitute an event of default under the Loan Agreement, as amended. The First Amendment to the Loan also provided that Kennedy has the right to assign the Kennedy Note; that Kennedy is required to consent to any amendment of the Kennedy Note, or related documents entered into in connection with the Kennedy Loan Agreement (the “Kennedy Agreements”), and/or consent to any release of collateral secured by the Kennedy Loan; that Kennedy is able to advertise the fact that it made a loan to us, and/or erect signs on our properties publicizing Kennedy’s role in our funding, with our consent, which will not be unreasonable withheld; changed the prepayment requirements related to the Borrower’s prepayment of the Kennedy Note; and provided Kennedy a security interest in any and all deposits received by the Borrowers in connection with the purchase of any of our condominiums and/or townhouses on the Mortgaged Property, among other things (the “Amendments”).

We also entered into a First Amendment to Mortgage and Security Agreement and an Amended and Restated Promissory Note with Kennedy to confirm and reflect the Amendments. Additionally, we entered into a Reaffirmation of Guaranty, to reaffirm our previous guaranty of, and security interest granted in connection with the Kennedy Note and the Kennedy Agreements as amended.

June 2007 Kennedy Funding

On June 26, 2007, Costa Blanca I Real Estate, LLC, a wholly owned subsidiary of our wholly owned subsidiary, Tierra Del Sol Resort (Phase 1), Ltd. (“Costa Blanca”), entered into a Loan and Security Agreement and related agreements (the “Second Kennedy Agreements”) with Kennedy, whereby Kennedy agreed to loan Costa Blanca $4,450,000 (the “Second Loan Agreement”).

In connection with the Second Loan Agreement, Costa Blanca provided Kennedy a Promissory Note in the amount of $4,450,000 (the “Second Kennedy Note”). The Second Kennedy Note, and any accrued and unpaid interest is due and payable on June 25, 2010. The Second Kennedy Note does not contain a pre-payment penalty. The Second Kennedy Note bears interest at varying rates of interest over the course of the note term, which interest is due and payable monthly, in arrears, including:

(a)	12% per annum for the first month that the Second Kennedy Note is outstanding;
(b)	The greater of 12% or the Prime Rate then in effect plus 3 and 3/4% per annum during the period from July 2007 through June 2008;
(c)	The greater of 16% or the Prime Rate then in effect plus 7 and 3/4% per annum during the period from July 2008 through June 2009; and
(d)	The greater of 18% or the Prime Rate then in effect plus 9 and 3/4% per annum during the period from July 2009, through the maturity date of the Second Kennedy Note.

Any amounts not paid under the Second Kennedy Note when due bear interest at the rate of 24% per annum until paid in full. Additionally, any payment of interest not paid within five (5) days of the date it is due is charged a one-time penalty equal to the lesser of: (i) ten percent (10%) of such payment or (ii) the maximum amount permitted by law.

The $3,950,000 initial advance under the Second Kennedy Note, which was advanced on or around June 26, 2007, included $464,000 which was paid to Kennedy as a closing fee; $445,000 which is to be credited against interest payments due under the Second Kennedy Note; and approximately $178,000 in closing costs, brokers fees and legal fees in connection with the loan. The remaining $500,000 in loan funds was held back from the initial advance, and will be disbursed to Costa Blanca from time to time to construct one of the swimming pools in the Sonesta Resort, subject to the Borrowers complying with the representations and warranties described in the Second Loan Agreement, and subject to the loan-to-value ratio of amounts loaned by Kennedy, not exceeding 60% of the then value of the Sonesta Resort. Additionally, Costa Blanca agreed to pay all of Kennedy’s out of pocket expenses incurred in connection with the Second Kennedy Note and funding. The net proceeds of loan are being utilized by Costa Blanca for construction costs and working capital associated with the Sonesta Resort.

Events of default under the Second Loan Agreement include, among other things, if one or more judgments are entered against any Costa Blanca or any guarantor of the Second Loan Agreement, in excess of $25,000, which are not fully paid or covered by insurance, and which have not been discharged, stayed or bonded pending appeal within ninety days of the entry thereof. Additionally, the default of any provision of the April 2007, Kennedy Note, triggers a cross-default of the Second Kennedy Note.

The Second Loan Agreement provided that Costa Blanca can not create, incur or suffer any indebtedness other than the Kennedy Note and the Second Kennedy Note, other than up to $25,000,000 in additional loans which may be obtained from Stanford International Bank Limited and/or Resorts Funding Group, LLC, which shall be subordinate to the Second Kennedy Note and security interests granted therewith.

Additionally, assuming that no Event of Default has occurred under the Second Kennedy Note, in the event that Costa Blanca or any of the Borrowers repays an amount equal to at least $16,000,000 of the amount due under the Kennedy Note and Second Kennedy Note by the six (6) month anniversary of the Second Loan Agreement closing date, the Borrowers will receive a credit of $150,000 against the amount then owed. Similarly, in the event that Costa Blanca or the Borrowers repays $18,000,000 of the amount due within the six (6) month anniversary of the Second Loan Agreement closing date, they will receive a credit of $200,000 against amounts then owed. Finally, assuming that the terms and conditions of the Second Kennedy Note are complied with in full, and no Event of Default has occurred, Costa Blanca will receive a refund of $50,000 of the prepaid interest held on the Second Kennedy Note.

The outstanding balance of the Second Kennedy Note was secured by a security interest granted to Kennedy by Costa Blanca in substantially all of its personal property and assets, including certain real property in Polk County, Florida, pursuant to the parties’ entry into a Mortgage and Security Agreement. As additional security, American Leisure Holdings, Inc., TDS Amenities, Inc., a Florida corporation, which is owned by Tierra del Sol Resort, Inc., and Malcolm J. Wright, our Chief Executive Officer and Chairman, entered into a Guaranty Agreement in favor of Kennedy, which guaranteed the repayment of the Second Kennedy Note. Furthermore, Costa Blanca agreed to assign its rights to several of its licenses, leases, permits and approvals to Kennedy to secure the repayment of the Second Kennedy Note. Mr. Wright earned a fee equal to 133,500 warrants to purchase shares of our common stock at an exercise price of $1.02 in connection with his guaranty of the Kennedy Note.

ITEM 3.02 UNREGISTERED SHARES OF EQUITY SECURITIES.

In June 2007, we granted Malcolm J. Wright, our Chief Executive Officer and Chairman an aggregate of 133,500 warrants to purchase shares of our common stock at an exercise price of $1.02 per share, in connection with Mr. Wright’s guaranty of the Second Kennedy Note (defined above), pursuant to a Debt Guaranty Agreement previously entered into with Mr. Wright. We relied on an exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended, in issuing the securities as the issuance of the securities did not involve a public offering, the recipient acquired the securities for investment purposes and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts were paid by us.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

10.1(1)	Loan and Security Agreement with Kennedy ($24,900,000 loan)
10.2(1)	Promissory Note with Kennedy ($24,900,000 loan)
10.3(1)	Guaranty Agreement with Kennedy
10.4(1)	Environmental Indemnity Agreement
10.5(1)	Mortgage and Security Agreement
10.6*	First Amendment to Loan and Security Agreement
10.7*	Amended and Restated Promissory Note
10.8*	First Amendment to Mortgage
10.9*	Reaffirmation Agreement
10.10*	Loan and Security Agreement
10.11*	Promissory Note
10.12*	Guaranty
10.13*	Mortgage
10.14(1)	Malcolm J. Wright Warrant Agreement
10.15*	Malcolm J. Wright Warrant Agreement

(1) Filed as exhibits to the Company’s Report on Form 8-K, filed with the Commission on May 1, 2007, and incorporated herein by reference.
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LEISURE HOLDINGS, INC.

Dated: July 10, 2007	By:	/s/ Malcolm J. Wright
Malcolm J. Wright Chief Executive Officer